                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             _____________________

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934
                             _____________________

                                RAZORFISH, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Delaware                                13-3804503
  (State of Incorporation or Organization)           (I.R.S. Employer
                                                 Identification Number)

       107 Grand Street, 3rd Floor                         10013
           New York, New York                             (Zip Code)
  (Address of Principal Executive Offices)

                             _____________________

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-71043.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

     Class A Common Stock, $0.01 par value per share
                   (Title of class)

Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A complete description of the Class A Common Stock, $0.01 par value per share, of Razorfish, Inc. (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-71043) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on January 22, 1999, as amended from time to time. Such description is hereby incorporated by reference.

Item 2.     EXHIBITS.

            The following exhibits are filed herewith (or incorporated by reference as indicated below):

                     Description
                     -----------
        1 Certificate of Incorporation, as amended, of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-71043) of the Registrant, as amended.

        2 By-laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-71043) of the Registrant, as amended.

        3 Stockholders Agreement, dated October 1, 1998, among the Registrant, Spray Ventures, Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick. Reference is made to Exhibit
                     4.1 to the Registration Statement on Form S-1 (File No. 333-71043) of the Registrant, as amended.

        4 Amendment to Stockholders Agreement, dated February 3, 1999, among the Registrant, Spray Ventures, Communicade Inc., Jeffrey A. Dachis and Craig M. Kanarick. Reference is made to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-71043) of the Registrant, as amended.

        5 Registration Rights Agreement, dated March 30, 1999, between the Registrant and Communicade Inc. Reference is made to Exhibit 4.3 to the Registration Statement on Form S-1 (File No. 333-71043) of the Registrant, as amended.

        6            Specimen Common Stock Certificate.*

        --------------------
        *Filed herewith

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         RAZORFISH, INC.


                         By:  /s/ Jeffrey A. Dachis
                              ---------------------
                              Name:  Jeffrey A. Dachis
                              Title: President and Chief Executive Officer (Principal Executive Officer)


Date:  April 22, 1999